EXHIBIT 10(e)(37)
Non-Qualified Stock Options - Award Summary

View Award
Award Summary
Participant Name	<Name>
Stock Symbol	XRX
Award Date	<Date>
Award Type	NQSO
Award Description	Non-Qualified Stock Option
Future Vesting
Vest Date	Vest Quantity
<Date>	<# of Shares>
<Date>	<# of Shares>
<Date>	<# of Shares>